UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 10, 2008

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31828	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1515 Market Street, Suite 2000, Philadelphia, Pennsylvania		19102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-564-5900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As reported in Item 5.02 of this Form 8-K, effective as of June 30, 2008, we granted a restricted stock award of 750,000 shares of our common stock to Barry Weiss in connection with entering into an employment agreement with Mr. Weiss which was executed on July 10, 2008 and as an inducement for him to agree to serve as our Chief Investment Officer. We issued these shares in a privately negotiated transaction that was exempt from registration under Section 4(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Mr. Weiss

On July 10, 2008, we executed an employment agreement with Barry Weiss, our Chief Investment Officer, effective as of June 30, 2008:

• Base Salary. Mr. Weiss' employment agreement provides for a base salary at the annual rate of $240,000.

• Annual Bonus. Mr. Weiss' employment agreement provides that he shall be eligible to receive an annual bonus, in accordance with our applicable policies relating to incentive compensation for our executive officers, in an amount as may be determined in the sole discretion of our board based upon our senior management bonus plan.

• Restricted Stock Awards. Mr. Weiss' employment agreement provides that he shall receive annual restricted stock awards of a number of shares of our common stock as may be fixed in the discretion of our board of directors. Each annual award vests over three years at the rate of one-third each year on the anniversary date of each award. We granted Mr. Weiss a restricted stock award of 750,000 shares of our common stock that will vest in equal annual installments of one-third each on June 30, 2009, 2010 and 2011, respectively.

• Change of Control. Our employment agreement with Mr. Weiss provides that, upon a change of control, any then unvested restricted stock awards held by Mr. Weiss automatically become fully vested.

• Employment Term; Severance. Our employment agreement with Mr. Weiss provides for a term that expires on June 30, 2009. If we terminate Mr. Weiss' employment other than for cause, we will:

• pay him an amount equal to his annual base salary and any incentive bonus accrued through the effective date of termination and any amount in respect of excise taxes required to be paid under the agreement;

• pay him an amount equal to the aggregate premiums that would be payable by him to maintain in effect for the severance period, defined below, the same medical, health, disability and life insurance coverage that we provided to him immediately prior to the date of termination;

• as a severance payment, pay him an amount equal to his annual base salary as of the effective date of termination that would have been paid to him during the severance period had he remained employed during the severance period. For purposes of the agreement, the severance period means the period from the effective date of the termination through the last day of the term of his employment under the agreement.

Item 8.01 Other Events.

We previously announced that Luminent LLC, an affiliate, filed a Form S-4 registration statement with the Securities and Exchange Commission on March 28, 2008, as amended by Amendment No. 1 filed on June 10, 2008, with respect to a proposed conversion to a publicly traded partnership.

Luminent LLC's Form S-4 registration statement contains a preliminary proxy statement/prospectus relating to our 2008 annual meeting of stockholders and other relevant documents in connection with the proposed restructuring. The definitive proxy statement/prospectus will be mailed to our stockholders when it becomes available. OUR STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials, when they become available, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents by contacting Karen Chang, Luminent Mortgage Capital, Inc., 1515 Market Street, Suite 2000, Philadelphia, PA 19102; telephone: (215) 564-5900.

We and our directors, executive officers and other members of our management and employees may be deemed to be participants in the solicitation of proxies from our stockholders in connection with the proposed merger. Information concerning such participants' ownership of our common stock will be set forth in the proxy statement/prospectus when it becomes available. This communication does not constitute an offer of any securities for sale.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Exhibit Description
10.1 Employment Agreement dated as of June 30, 2008, executed on July 10, 2008, between Luminent Mortgage Capital, Inc. and Barry Weiss.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

July 16, 2008	By:	/s/ KAREN CHANG

Name: KAREN CHANG
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated as of July 30, 2008, executed on July 10, 2008, between Luminent Mortgage Capital, Inc. and Barry Weiss